AMENDMENT

PARTICIPATION AGREEMENT

The Participation Agreement (the "Agreement"), dated June 8, 1999 by and among AIM Variable Insurance Funds, a Delaware trust ("AVIF"); Principal Life Insurance Company and Princor Financial Services Corporation (collectively, the "parties"), is hereby amended as follows:

WHEREAS, effective April 30, 2010, AIM Variable Insurance Funds was renamed AIM Variable Insurance Funds (Invesco Variable Insurance Funds).

The Parties hereby agree to amend the agreement as follows:

1. All references to AIM Variable Insurance Funds will hereby be deleted and replaced with AIM Variable Insurance Funds (Invesco Variable Insurance Funds); and

2. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

ALL SERIES I SHARES AND SERIES II SHARES OF AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

SEPARATE ACCOUNTS UTILIZING THE FUNDS

ALL SEPARATE ACCOUNTS UTILIZING THE FUNDS

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

ALL CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: April 30, 2010.

AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

Attest: ______________________
Name: Peter Davidson
Title: Assistant Secretary

By: ______________________
Name: John M. Zerr
Title: Senior Vice President

PRINCIPAL LIFE INSURANCE COMPANY

Attest: ______________________
Name: Cynthia Switzer
Title: Paralegal Analyst

By: ______________________
Name: SARA WIENER
Title: DIRECTOR - PRODUCT MGMT

PRINCOR FINANCIAL SERVICES CORPORATION

Attest: ______________________
Name: Cynthia Switzer
Title: Paralegal Analyst

By: ______________________
Name: Marty Richardson
Title: V.P. Broker Dealer Ops